Exhibit 99.1

For Immediate Release

Penford Completes Acquisition of Carolina Starches

Centennial, CO, January 12, 2012 - Penford Corporation (NASDAQ: PENX) announced that on January 11, 2012, it completed the acquisition of the businesses operated by Carolina Starches, LLC and a related entity, Keystone Starches, LLC. These businesses are generally known as Carolina Starches.

Carolina Starches produces and sells modified starches and starch blends domestically and in several export markets, generating approximately $25 million in annual revenue.

“The addition of Carolina Starches offers strategic and operational benefits to both our specialty industrial products and food ingredients businesses,” said Tom Malkoski, CEO of Penford Corporation. “This acquisition should result in enhanced customer service and technical support, as well as broaden our portfolio of modified starches, and lead to improvements in our supply chain functions.”

Also on January 11, 2012, Penford entered into stock option agreements with R. Bentley Cheatham, Dwight L. Carlson and Steven P. Brower, the former owners of Carolina Starches. Pursuant to these agreements, Penford granted each such individual options to purchase up to 27,500 shares of the Company’s common stock, $1.00 par value per share, at an exercise price equal to the closing price as of the close of business on January 11, 2012. Each grant was approved by a majority of the Company’s independent directors, and was granted as an inducement material to each recipient’s entering into employment with a subsidiary of the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Pursuant to the terms of the stock option agreements, the options have a term of seven years and will vest over a two year period, with one-half of the options vesting on the first anniversary of the grant date and the remainder becoming vested on the second anniversary of the grant date, provided that the recipient has not been terminated by the Company for cause or resigned by such date. The vesting of these options will accelerate and the award will become exercisable in full immediately prior to a change of control.

About Penford Corporation

Penford Corporation develops, manufactures and markets specialty ingredients for a variety of industrial and food applications. Penford has seven manufacturing and/or research locations in the United States.

Contact:

Penford Corporation

Steven O. Cordier

Senior Vice President & Chief Financial Officer

303-649-1900

steve.cordier@penx.com

The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings with the Securities and Exchange Commission which include, but are not limited to: competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; the Company’s inability to comply with the terms of instruments governing the Company’s debt or preferred stock; changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; interest rate, chemical and energy cost volatility; changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations; unforeseen developments in the industries in which Penford operates; and other factors described in the “Risk Factors” section in reports filed by the Company with the Securities and Exchange Commission.

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